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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

             NAME                STATE OF INCORPORATION
             ----                ----------------------
    Havertys Capital, Inc.               Nevada
Havertys Credit Services, Inc.         Tennessee
  Havertys Enterprises, Inc.             Nevada